UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

WestRock Company (the “Company”) entered into Change in Control Severance Agreements (the “CIC Agreements”) with the following executive officers (each, an “Executive”), entered into as of March 9, 2022, but effective as of the 1st day of January, 2022:

David B. Sewell	President and Chief Executive Officer
Alexander W. Pease	Executive Vice President and Chief Financial Officer
Patrick M. Kivits	President, Consumer Packaging

The CIC Agreements provide each Executive with severance payments and certain benefits in the event of the Executive’s termination by the Company without Cause (as defined in the CIC Agreements), or by the Executive for Good Reason (as defined in the CIC Agreements), during the two (2) years following a Change in Control (as defined in the CIC Agreements), provided that the Executive delivers an effective release of claims in favor of the Company and its affiliates. Such payments and benefits include: (i) in the case of Mr. Sewell, a lump sum payment equal to three (3) times the sum of Mr. Sewell’s base salary and his Annual Target Bonus (as defined in the CIC Agreements), and in the case of Mr. Pease and Mr. Kivits, a lump sum payment equal to two (2) times the sum of his base salary and Annual Target Bonus; (ii) a lump sum payment equal to the product of (x) the Bonus Amount (as defined in the CIC Agreements) and (y) a fraction, the numerator of which is the number of days the Executive was employed in the fiscal year in which the termination occurs through, and including, the date of termination and the denominator of which is 365; (iii) continued group health benefits (including for the Executive’s dependents) for thirty-six months (36) for Mr. Sewell and, in the case of Mr. Pease and Mr. Kivits, twenty-four (24) months following the Executive’s termination date, at the rate then applicable to similarly-situated active employees; (iv) up to one year of reasonable outplacement assistance; and (v) immediate vesting of all unvested equity awards, and such outstanding awards that are performance-based shall become vested at the greater of (A) the target level of performance and (B) the average level of performance (based on actual results) of the Company and its affiliates over the three long-term incentive plan years immediately preceding the Change in Control. Any amounts paid to the Executives under the CIC Agreements shall be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under Internal Revenue Code Sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

In consideration for the benefits set forth in the CIC Agreements, each Executive acknowledges and agrees to continue to comply, in accordance with their terms, with any covenants restricting the Executive’s ability to compete with the Company.

The foregoing summary of the CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the form of CIC Agreement a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and the terms thereof are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Ex. 99.1	Form of Change of Control Severance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: March 11, 2022	By:	/s/ Steven B. Nickerson
Steven B. Nickerson
Vice-President and Associate General Counsel

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